625 Fourth Avenue South
Minneapolis, Minnesota  55415

        LUTHERAN BROTHERHOOD
[LOGO]  VARIABLE INSURANCE                                         EXHIBIT 3
        PRODUCTS COMPANY

April 27, 1994

Lutheran Brotherhood Variable
Insurance Products Company
625 Fourth Avenue South
Minneapolis, MN  55415

Gentlemen:

In connection with the proposed registration under the Securities Act of 1933, as amended, of individual flexible premium variable life insurance contracts (the "Contracts") and interests in LBVIP Variable Insurance Account (the "Variable Account"), I have examined documents relating to the establishment of the Variable Account by the Board of Directors of Lutheran Brotherhood Variable Insurance Products Company (the "Company") as a separate account for assets applicable to variable life insurance contracts, pursuant to Minnesota Statutes Sections 61A.13 to 61A.21, as amended, and the Registration Statement, on Form S-6, as amended by Post-Effective Amendment No. 16 thereto, File No. 33-3243 (the "Registration Statement"), and I have examined such other documents and have reviewed such matters of law as I have deemed necessary for this opinion, and I advise you that in my opinion:

1. The Variable Account is a separate account of the Company duly created and validly existing pursuant to the laws of the State of Minnesota.

2. The Contracts, when issued in accordance with the Prospectus constituting a part of the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their respective terms.

3. The portion of the assets held in the Variable Account equal to reserves and other contract liabilities with respect to the Variable Account are not chargeable with liabilities arising out of any other business the Company may conduct.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Opinions" in the Prospectus constituting a part of the Registration Statement and to the references to me wherever appearing therein.

Very truly yours,

/s/JAMES M. ODLAND

James M. Odland
Assistant Secretary and
Assistant Counsel
(612)340-5257

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